Exhibit (a)(12)

PIMCO MUNICIPAL INCOME FUND

NOTICE OF CHANGE OF TRUSTEES

WHEREAS, PIMCO Municipal Income Fund (the “Trust”) is organized as a trust under the laws of the Commonwealth of Massachusetts; and

WHEREAS, John C. Maney retired as a Trustee of the Trust, effective as of April 30, 2023; and

WHEREAS, the Board nominated and appointed Libby D. Cantrill as a Trustee of the Trust, effective as of April 30, 2023;

NOW, THEREFORE, as a result of the foregoing Trustee retirement and appointment, the eight (8) Trustees of the Trust are:

Libby D. Cantrill	650 Newport Center Drive
Newport Beach, CA 92660

Sarah E. Cogan	1633 Broadway
New York, New York 10019

Deborah A. DeCotis	1633 Broadway
New York, New York 10019

David N. Fisher	1633 Broadway New York, New York 10019

Joseph B. Kittredge, Jr.	1633 Broadway
New York, New York 10019

Alan Rappaport	1633 Broadway
New York, New York 10019

E. Grace Vandecruze	1633 Broadway
New York, New York 10019

Kathleen A. McCartney	1633 Broadway New York, New York 10019

IN WITNESS WHEREOF, this Notice has been subscribed this 8th day of May, 2023, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Ryan Leshaw
Ryan Leshaw, Chief Legal Officer

Signature Page – PIMCO Municipal Income Fund (PMF)